                                                                    Exhibit 1.1

                                                                 Execution Copy

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                        NORTHWEST AIRLINES, INC., ISSUER



                    NORTHWEST AIRLINES CORPORATION, GUARANTOR


             9 1/2% Senior Quarterly Interest Bonds Due 2039 (QUIBS)


                             UNDERWRITING AGREEMENT
                             ----------------------










Dated: August 19, 1999


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                        NORTHWEST AIRLINES, INC., ISSUER

                    NORTHWEST AIRLINES CORPORATION, GUARANTOR

             9 1/2% Senior Quarterly Interest Bonds Due 2039 (QUIBS)


                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                 August 19, 1999

Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
PaineWebber Incorporated
Prudential Securities Incorporated
Salomon Smith Barney Inc.
Banc of America Securities LLC
U.S. Bancorp Piper Jaffray Inc.

As representatives of the Underwriters named
on Schedule I hereto
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036


Dear Sirs:

         Northwest Airlines, Inc., a Minnesota corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule I hereto an aggregate of $125,000,000 principal amount of 9 1/2% Senior Quarterly Interest Bonds Due 2039 (QUIBS) (the "Firm Bonds"), with the guarantee (collectively, the "Guarantees") endorsed thereon of Northwest Airlines Corporation, a Delaware corporation and the ultimate parent company of the Company (the "Guarantor"). The Company also proposes to grant to the Underwriters an option to purchase up to $18,750,000 additional principal amount of such Bonds, with Guarantees endorsed thereon, to cover over-allotments, if any (the "Additional Bonds"). The Firm Bonds and the Additional Bonds are hereinafter collectively referred to as the "Bonds". The Bonds are to be issued pursuant to an Indenture dated as of March 1, 1997 (the "Original Indenture") among the Company, Northwest Airlines Holdings Corporation ("Old NWA Corp"), as guarantor, and State Street Bank and Trust Company, as trustee (the "Trustee"), as supplemented by a Supplemental Indenture, dated as of November 20, 1998 among the Company, as issuer, the Guarantor, Old NWA Corp. and the Trustee (the "First Supplemental Indenture") and by a Second Supplemental Indenture dated as of February 25, 1999 (the "Second Supplemental Indenture" and, together with



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                                       2

the Original Indenture and the First Supplemental Indenture, the "Indenture") among the Corporation, the Guarantor, Old NWA Corp. and the Trustee. As used herein, unless the context otherwise requires, the term "Underwriters" shall mean the firms named as Underwriters in Schedule I and the terms, "you" or "your" shall mean Morgan Stanley & Co. Incorporated.

         The Guarantor and the Company have filed with the Securities and Exchange Commission (the "Commission") a shelf registration statement on Form S-3 (File No. 333-79215) relating to certain classes of securities (such registration statement, including the exhibits thereto and the documents filed by the Guarantor with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are incorporated by reference therein, as amended at the date hereof, being herein referred to as the "Registration Statement") and the offering thereof from time to time in accordance with Rule 415 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"). The Registration Statement has been declared effective by the Commission. A prospectus supplement reflecting the terms of the Bonds, the terms of the offering thereof and the other matters set forth therein, as further specified in Section 5(c) hereof, will be prepared and filed together with the base prospectus referred to below pursuant to Rule 424 under the Securities Act (such prospectus supplement, in the form first filed on or after the date hereof pursuant to Rule 424, being herein referred to as the "Prospectus Supplement" and any prospectus supplement relating to the Bonds filed prior to the filing of the Prospectus Supplement being herein referred to as a "Preliminary Prospectus Supplement"). The base prospectus, dated June 7, 1999, included in the Registration Statement relating to offerings of debt securities generally, as supplemented by the Prospectus Supplement, and including the documents incorporated by reference therein, is herein called the "Prospectus", except that, if such base prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to such base prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents that are incorporated by reference therein. Any reference herein to the terms "amendment" or "supplement" with respect to the Registration Statement, the Prospectus, any Preliminary Prospectus Supplement or any preliminary prospectus shall be deemed to refer to and include any documents filed with the Commission under the Exchange Act after the date hereof, the date the Prospectus is filed with the Commission, or the date of such Preliminary Prospectus Supplement or preliminary prospectus, as the case may be, and incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act.

         Section 1. Representations and Warranties. The Guarantor and the Company jointly and severally represent and warrant to, and agree with, each Underwriter that:

                  (a) The Guarantor and the Company meet the requirements for use of Form S-3 under the Securities Act; the Registration Statement has become effective; on the original effective date of the Registration Statement, on the effective date of the most



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                                       3

         recent post-effective amendment thereto, if any, and on the date of the filing by the Guarantor of any annual report on Form 10-K after the original effective date of the Registration Statement, the Registration Statement, and any amendments and supplements thereto complied in all material respects with the requirements of the Securities Act and the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on the date hereof and on the Closing Date (as defined below), neither the Prospectus nor any amendments thereof and supplements thereto, includes or will include an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions based upon information relating to any Underwriter furnished in writing to the Guarantor or the Company by or on behalf of any Underwriter expressly for use in the Prospectus or to statements or omissions in that part of the Registration Statement which shall constitute the Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), on Form T-1.

                  (b) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

                  (c) Ernst & Young LLP, who have reported upon the audited consolidated financial statements and the financial statement schedules, if any, included or incorporated by reference in the Registration Statement, are independent public accountants within the meaning of the Securities Act.

                  (d) This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

                  (e) The Company does not have any "significant subsidiaries" as defined in Regulation S-X, and the Guarantor does not have any significant subsidiaries (other than the Company).

                  (f) The consolidated financial statements included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Guarantor and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations and cash flows or changes in financial position of the Guarantor and its consolidated subsidiaries for the periods specified. Except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. The summary consolidated financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

                  (g) Each of the Company and the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and Delaware, respectively, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus and to perform its obligations under this Agreement; and each of the Guarantor and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or other), earnings, business or prospects of the Guarantor and its consolidated subsidiaries, considered as one enterprise (a "Material Adverse Effect").

                  (h) The Company is a "citizen of the United States" (as defined in Section 40102(a)(15) of Title 49 of the United States Code) and is an air carrier operating under a certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. There is in force with respect to the Company an air carrier operating certificate issued pursuant to Part 121 of the regulations under the sections of Title 49, United States Code, relating to aviation (the "Federal Aviation Act"). All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Guarantor, indirectly through Old NWA Corp. and NWA Inc., each a Delaware corporation, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                  (i) The Indenture, each supplement thereto, if any, to the date hereof and the supplement thereto or board resolution setting forth the terms of the Bonds in Officers' Certificates (as defined in the Indenture) (the Indenture, as so supplemented by such supplement or supplements and board resolution, being herein referred to as the "Designated Indenture") will be substantially in the form heretofore delivered to you and, when duly executed and delivered by the Company, the Guarantor and the Trustee, will constitute a valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (B) general


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                                        5

         principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (C) an implied covenant of good faith and fair dealing. The Designated Indenture conforms in all material respects to the description thereof in the Prospectus, and the Original Indenture as executed is substantially in the form filed as an exhibit to the Registration Statement and has been duly qualified under the Trust Indenture Act.

                  (j) When executed, authenticated, issued and delivered in the manner provided for in the Designated Indenture and sold and paid for as provided in this Agreement, the Bonds and the related Guarantees will constitute valid and binding obligations of the Company or the Guarantor, as the case may be, entitled to the benefits of the Designated Indenture and enforceable against the Company or the Guarantor, as the case may be, in accordance with their terms, except as may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (B) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (C) an implied covenant of good faith and fair dealing. Each of the Bonds and the related Guarantees conforms in all material respects to the descriptions thereof in the Prospectus.

                  (k) Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been any material adverse change in the condition (financial or otherwise), earnings, business or prospects of the Guarantor and its consolidated subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business.

                  (l) Neither the Company nor the Guarantor is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a Material Adverse Effect. The execution and delivery by the Company and the Guarantor of this Agreement and the Designated Indenture, the issuance and delivery of the Bonds and the related Guarantees and the consummation by the Company and the Guarantor of the transactions contemplated by this Agreement and the Prospectus, and compliance by the Company and the Guarantor with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and the Guarantor and do not and will not result in any violation of the charter or by-laws of the Company or the Guarantor, and do not and will not result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantor under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or other instrument to which the Company or the Guarantor is a party or by which either may be bound or to which any of its properties may be subject and which is included or incorporated by reference as an exhibit to any document incorporated by reference in the Prospectus or included as an exhibit to the Registration Statement, except for such breaches, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Guarantor or any of their respective properties (other than the securities or Blue Sky or similar laws of the various states and of foreign jurisdictions), except for such breaches, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect.

                  (m) No authorization, approval, consent, order or license of or filing with or notice to any government, governmental instrumentality or court, domestic or foreign, is required for the valid authorization, issuance, sale and delivery of the Bonds and the related Guarantees, the valid authorization, execution, delivery and performance by the Guarantor and/or the Company of this Agreement or the consummation of the transactions contemplated by this Agreement, except such as are required under the Securities Act, the Trust Indenture Act and the securities or Blue Sky or similar laws of the various states and of foreign jurisdictions.

                  (n) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company or the Guarantor, threatened against the Company or the Guarantor that is required to be disclosed in the Prospectus or that could reasonably be expected to have a Material Adverse Effect or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement; the aggregate of all pending legal or governmental proceedings that are not described in the Prospectus to which the Company or the Guarantor is a party or which affect any of their respective properties, including ordinary routine litigation incidental to their business, would not reasonably be expected to have a Material Adverse Effect.

                  (o) There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

                  (p) The Company and the Guarantor each possess all adequate certificates, authorizations and permits issued by appropriate governmental agencies or bodies which are necessary to conduct, in all material respects, the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if determined adversely to the Company or the Guarantor, would have, singly or in the aggregate, a Material Adverse Effect.


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                                       7

                  (q) Except as disclosed in the Prospectus, no labor dispute with the employees of the Company or the Guarantor exists or, to the knowledge of the Company and the Guarantor, is imminent, in either case, which might reasonably be expected to have a Material Adverse Effect.

                  (r) Neither the Company nor the Guarantor is, and after giving effect to the application of the proceeds of the sale of the Bonds as described in the Prospectus, neither the Company nor the Guarantor will be required to register as, an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (s) The Company and the Guarantor have not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act, to the extent applicable, in connection with the offering of the Bonds and the related Guarantees.

                  (t) The information regarding year 2000 compliance and the Euro conversion included or incorporated by reference in the Registration Statement and the Prospectus complies in all material respects with the requirements of the Securities Act (including Staff Legal Bulletin No. 6, SEC Release No. 33-7558 (July 29, 1998) and SEC Release No. 33-7609 (November 9, 1998)).

         Any certificate signed by a duly authorized officer of the Company or the Guarantor and delivered to an Underwriter or to counsel for the Underwriters in connection with the offering of the Bonds and the related Guarantees shall be deemed a representation and warranty by the Company or the Guarantor, as the case may be, to the Underwriters as to the matters covered thereby.

         Section 2. Purchase and Sale. (a) Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties herein contained, each of the Company and the Guarantor agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the aggregate principal amount of Firm Bonds set forth opposite the name of such Underwriter on Schedule I, plus any additional principal amount of Firm Bonds which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, at a purchase price of 96.85% of the principal amount thereof (plus accrued interest, if any, from August 27, 1999).

                  (b) Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties contained herein, each of the Company and the Guarantor agrees to sell to the several Underwriters the Additional Bonds, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to $18,750,000 principal amount of Additional Bonds at the same purchase price as the Underwriters paid for the Firm Bonds, plus


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                                       8

accrued interest, if any, from August 27, 1999. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part upon written or telegraphic notice by you to the Company setting forth the aggregate principal amount of Additional Bonds as to which the Underwriters are exercising the option and the date on which such bonds are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. If any Additional Bonds are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the principal amount of Additional Bonds that bears the same proportion to the aggregate principal amount of Additional Bonds to be purchased as the principal amount of Firm Bonds set forth in Schedule I hereto opposite the name of such Underwriter bears to the aggregate principal amount of Firm Bonds. Delivery of the Additional Bonds, and payment therefor, shall be made as provided in section 3 hereof.

         Section 3. Delivery of and Payment for the Bonds. (a) Delivery of and payment for the Firm Bonds shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 at 10:00 A.M. on August 27, 1999 or on such other date, time and place as may be agreed upon by the Company, the Guarantor and you (such date and time of delivery and payment for the Firm Bonds being herein called the "Closing Date").

         Delivery of and payment for any Additional Bonds shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 at 10:00 A.M., on the date specified in the notice described in Section 2 or on such other date, time and place as may be agreed upon by the Company, the Guarantor and you (such date and time of delivery and payment for the Additional Bonds being herein called the "Option Closing Date").

                  (b) Delivery of the Firm Bonds and the Additional Bonds, if any, shall be made to your account at The Depository Trust Company for the respective accounts of the several Underwriters against payment by the Underwriters to or upon the order of the Company of the purchase price by wire transfer of immediately available funds to the Company's account at Norwest Bank (National Association) or as otherwise instructed in writing by the Company. Upon delivery, the Bonds shall be in fully registered form in such denominations and registered in such names, or otherwise, as you shall have requested in writing at least two full business days in advance of the Closing Date or the Option Closing Date, as the case may be. The Company and the Guarantor shall not be obligated to deliver any of the Bonds except upon payment for all the Bonds to be purchased as provided herein. The Company agrees to have one or more global certificates representing the Bonds available for inspection and checking by you in New York, New York not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be.

         Section 4. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Firm Bonds pursuant to this Agreement are subject to the following conditions:


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                                       9

                  (a) On the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.

                  (b) On the Closing Date, you shall have received an opinion of Simpson Thacher & Bartlett, as counsel for the Company and the Guarantor, dated the Closing Date and in form and substance reasonably satisfactory to you and counsel for the Underwriters, substantially to the effect set forth in Exhibit A hereto.

                  (c) On the Closing Date, you shall have received an opinion of the General Counsel of the Company and the Guarantor, dated the Closing Date and in form and substance reasonably satisfactory to you and counsel for the Underwriters, substantially to the effect set forth in Exhibit B hereto.

                  (d) On the Closing Date, you shall have received an opinion of Shearman & Sterling, as counsel for the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Bonds and the related Guarantees, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require.

                  (e) On the Closing Date, (i) (A) the Registration Statement, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, (C) the Company and the Guarantor shall have complied with all agreements and satisfied all conditions on their respective parts to be performed or satisfied at or prior to the Closing Date, and (D) the other representations and warranties of the Company and the Guarantor set forth in Section 1(a) shall be accurate in all material respects as though expressly made at and as of the Closing Date (except to the extent that such representations and warranties refer to an earlier or later date, in which case they shall be accurate in all material respects as of such dates) and (ii) subsequent to the execution and delivery of this Agreement, there shall not have been any material adverse change in the condition (financial or other), earnings, business or prospects of the Guarantor and its consolidated subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, that in your judgment, is so material and adverse that it makes it impracticable or inadvisable to proceed with the public offering or sale of and payment for the Bonds. At the Closing Date, you shall have received a certificate of the President or a Senior or Executive Vice President, and other senior officers of the Company and the Guarantor approved by you, dated as of the Closing Date, to such effect.


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                                       10

                  (f) On each of the date hereof and the Closing Date, you shall have received a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you and counsel to the Underwriters, from Ernst & Young LLP, the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain other financial or statistical data and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

                  (g) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading nor any notice given to the Company or the Guarantor or any public notice given, in either case by a rating agency described below, of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's or the Guarantor's securities, including the Bonds and the related Guarantees, by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                  (h) The Company and the Guarantor shall have furnished to you and to counsel for the Underwriters, in form and substance satisfactory to you and to them, such other documents, certificates and opinions as such counsel may reasonably request in order to pass upon the matters referred to in Section 4(d) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company or the Guarantor theretofore to be performed, or the compliance with any of the conditions herein contained.

         If any of the conditions specified in this Section 4 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company and the Guarantor at any time prior to the Closing Date and such termination shall be without liability of any party to any other party, except as provided in Section 6. Notwithstanding any such termination, the provisions of Section 7 shall remain in effect.

         The several obligations of the Underwriters to purchase Additional Bonds hereunder are subject to the delivery to the Underwriters on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the Guarantor, the due authorization and issuance of the Additional Bonds and related Guarantees and other matters related to the issuance of the Additional Bonds.

         Section 5. Certain Covenants of the Company and the Guarantor. The Company and the Guarantor covenant with each Underwriter as follows:

                  (a) To furnish to you, without charge, as soon as practicable on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (e) below, as many copies of the Prospectus, and any supplements or amendments thereto, as you may reasonably request.

                  (b) To furnish to you as many conformed copies of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after such Registration Statement became effective, as many copies of all exhibits and documents filed therewith or incorporated by reference (through the end of the period mentioned in paragraph (e) below) and one signed and as many conformed copies of all consents and certificates of experts as you may reasonably request and, if requested by you, to furnish to you, for each of the Underwriters, one conformed copy of the Registration Statement (as originally filed) and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits)..

                  (c) Promptly following the execution of this Agreement, to prepare a Prospectus Supplement that complies with the Securities Act and that sets forth the principal amount of the Bonds and their terms not otherwise specified in the Preliminary Prospectus Supplement, if any, or the base prospectus included in the Registration Statement, the name of the Underwriters participating in the offering and the principal amount of the Bonds that each severally has agreed to purchase, the name of each Underwriter, if any, acting as a representative of the Underwriters in connection with the offering, the price at which the Bonds are to be purchased by the Underwriters from the Company, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as you, the Company and the Guarantor deem appropriate in connection with the offering of the Bonds. The Company and the Guarantor will timely transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the Securities Act.

                  (d) Before amending or supplementing the Registration Statement or the Prospectus, to furnish each Underwriter with a copy of each such proposed amendment or supplement, and to file no such proposed amendment or supplement to which you reasonably object by notice to the Company after a reasonable period of review; provided that the foregoing shall not prevent the Guarantor from filing reports required to be filed by it pursuant to the Exchange Act, and provided further that the Guarantor shall have provided you with a copy of any such report prior to its filing with the Commission.

                  (e) If, during such period after the first date of the public offering of the Bonds when the Prospectus is required by law to be delivered in connection with sales of the Bonds by an Underwriter or dealer any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Company and the Guarantor, to amend the Registration Statement or amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary, in the reasonable opinion of either such counsel, to amend the Registration Statement or amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which the Bonds may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Registration Statement or the Prospectus, as so amended or supplemented, will comply with law and to cause such amendments or supplements to be filed promptly with the Commission. Neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 4.

                  (f) During the period mentioned in paragraph (e) above, to notify you immediately, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Bonds for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any of such purposes; and to use every reasonable effort to prevent the issuance of any such stop order or of any order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (g) To use their respective reasonable efforts, in cooperation with the Underwriters, to qualify the Bonds and related Guarantees for offer and sale under the securities laws of such states and other jurisdictions as you may reasonably request and to maintain such qualifications in effect for so long as required for the distribution of such Bonds and related Guarantees; provided, however, that neither the Company nor the Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company and the Guarantor will use their reasonable efforts to file such statement and reports as may be required by the laws of each jurisdiction in which the Bonds and the related Guarantees have been qualified as above provided. The Company and the Guarantor will also supply you with such information as is necessary for the determination of legality of the Bonds and the related Guarantees for investment under the laws of such jurisdictions as you may reasonably request.

                  (h) To make generally available to the Guarantor's security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Guarantor (in form complying with the provisions of Rule 158 of the Securities Act), covering (i) a period of 12 months beginning after the effective date of the Registration Statement and any post-effective amendment thereof but not later than the first day of the Guarantor's fiscal quarter next following such effective date and (ii) a period of 12 months beginning after the date of this Agreement but not later than the first day of the Guarantor's fiscal quarter next following the date of this Agreement.


                  (i) For a period of two years after the Closing Date, to make available upon request to the Underwriters, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company or the Guarantor to the holders of Bonds and the related Guarantees or to their security holders generally provided that at such time the Guarantor is required to furnish such reports under the Exchange Act.

                  (j) Between the date of this Agreement and the Closing Date, not to offer, sell, or enter into any agreement to sell, directly or indirectly, any debt securities issued or guaranteed by the Company or the Guarantor with a maturity of more than one year in any offering (other than the Bonds), without your prior written consent.

                  (k) To use the proceeds from the sale of the Bonds in the manner described in the Prospectus Supplement under the caption "Use of Proceeds".

                  (l) During the period when a prospectus relating to the Bonds is required to be delivered under Section 5(c) of the Securities Act, to file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (m) Until the completion of the resale of the Bonds by the Underwriters, none of the Company, the Guarantor or any of their affiliated purchasers (as defined in Rule 100 under the Exchange Act), either alone or with one or more other persons, will bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Bonds, or attempt to induce any person to purchase any Bonds; and neither they nor any of their affiliated purchasers will make bids or purchases for the purpose of creating actual, or apparent, active trading in the Bonds or of raising the price of the Bonds.

                  (n) To comply to the best of their abilities with the Securities Act, the Exchange Act and the Trust Indenture Act so as to permit the completion of the distribution of the Bonds as contemplated in this Agreement and in the Prospectus.

         Section 6. Payment of Expenses. The Company and the Guarantor will pay or cause to be paid all costs and expenses incident to the performance of their obligations under this Agreement, including, without limitation, (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any Preliminary Prospectus Supplement and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the printing or processing and distribution of this Agreement, the Bonds, the Blue Sky Survey and any Legal Investment Survey, (c) the delivery of the Bonds, (d) the fees and disbursements of counsel and accountants for the Guarantor and the Company, (e) the qualification of the Bonds with the National Association of Securities Dealers, Inc. (the "NASD") and under the applicable securities laws in accordance with Section 5(g), including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey, (f) any fees charged by rating agencies for rating the Bonds (including annual surveillance fees related to the Bonds as long as they are outstanding) and (g) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee, in connection with the Bonds.

         If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 4 or 8, the Company and the Guarantor, jointly and severally, agree to reimburse the Underwriters for all its reasonable out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

         Section 7. Indemnification and Contribution. (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by such Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus Supplement or the Prospectus (as amended or supplemented if the Company or the Guarantor shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Guarantor or the Company by or on behalf of such Underwriter expressly for use therein; provided that such indemnity with respect to the Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Bonds which are the subject thereof if such person was not sent a copy of the Prospectus (excluding the documents incorporated by reference) at or prior to the confirmation of the sale of such Bonds to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus Supplement was corrected in such subsequent Prospectus, unless such failure to deliver the Prospectus was a result of noncompliance by the Company and the Guarantor with their delivery requirements set forth in Section 5 hereof.

         (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and the Guarantor, each of their directors, each of their officers who signed the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantor to such Underwriter, but only with reference to information relating to such Underwriter furnished in writing to the Guarantor or the Company by or on behalf of any Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus Supplement, the Prospectus or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may, except as provided in the immediately following sentence, assume the defense of such action, with counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company or the Guarantor, in the case of parties indemnified pursuant to paragraph (b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) If the indemnification provided for in paragraphs (a) and (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Bonds or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand in connection with the offering of the Bonds shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Bonds (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Bonds. The relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Bonds they have purchased thereunder, and not joint.

         (e) The Company, the Guarantor and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Bonds underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f) The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Company or the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Guarantor or Company, its officers or directors or any person controlling the Guarantor or the Company and (iii) acceptance of and payment for any of the Bonds.

         Section 8. Termination of Agreement. (a) (i) This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (A) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the Nasdaq National Market, (B) trading of any securities of the Guarantor or the Company shall have been suspended on any exchange or in any over-the-counter market, (C) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (D) there shall have occurred any outbreak or escalation of hostilities involving the United States or any calamity or crisis and (ii) in the case of any of the events specified in clauses (i) (A) through (D), such event singly or together with any other such event makes it, in your reasonable judgment, impracticable to market the Bonds and the related Guarantees on the terms and in the manner contemplated in the Prospectus or inadvisable to enforce contracts for the sale of the Bonds and the related Guarantees.

         (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 6.

Notwithstanding any such termination, the provisions of Section 7 shall remain in effect. If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Guarantor or the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Guarantor or the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of its counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

         (c) This Agreement may also terminate pursuant to the provisions of
Section 4, with the effect stated in such Section.

         Section 9. Default. If, on the Closing Date or the Option Closing Date, as the case may, be, any one or more of the Underwriters shall fail or refuse to purchase Bonds that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Bonds which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Bonds to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Firm Bonds set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Firm Bonds set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Bonds which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Bonds that any Underwriter has agreed to purchase pursuant to Section 2 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Bonds without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Bonds and the aggregate principal amount of Firm Bonds with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Bonds to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Bonds are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Guarantor, except that the Company and the Guarantor will continue to be liable for the payment of expenses for any non-defaulting Underwriter to the extent set forth in Section
6. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Bonds and the aggregate principal amount of Additional Bonds with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Bonds to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Bonds or (ii) purchase not less than the principal amount of Additional Bonds that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Guarantor or the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Guarantor or the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         Section 10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Section 11. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Specified times of the day refer to New York City time.

         Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, mailed, or transmitted by any standard form of telecommunication, including telex or facsimile transmission. Notices to the Underwriters shall be directed to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Telephone No.: 212-761-2000, Facsimile No.: 212-761-0780, Attention: Debt Syndicate Department. Notices to the Company shall be directed to it by mail at Northwest Airlines, Inc., 5101 Northwest Drive, St. Paul, Minnesota 55111, with a copy to Northwest Airlines Corporation at the same address, attention of Executive Vice President and Chief Financial Officer, or by delivery to the Company and the Guarantor at 2700 Lone Oak Parkway, Eagan, Minnesota 55121, attention of Executive Vice President and Chief Financial Officer.

         Section 13. Parties. This Agreement is made solely for the benefit of the Underwriters, the Company, the Guarantor and, to the extent expressed, any person controlling the Company, the Guarantor or the Underwriters within the meaning of Section 15 of the Securities Act, and their respective executors, administrators, successors and assigns and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Underwriters of the Bonds.

         Section 14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Guarantor and the Underwriters in accordance with its terms.

                                       Very truly yours,

                                       NORTHWEST AIRLINES, INC.


                                       By:  /s/ Neal S. Cohen
                                            -----------------------------------
                                            Name: Neal S. Cohen
                                            Title:  Senior Vice President and
                                                 Treasurer


                                       NORTHWEST AIRLINES
                                         CORPORATION


                                       By:  /s/ Neal S. Cohen
                                            -----------------------------------
                                            Name: Neal S. Cohen
                                            Title:   Senior Vice President and
                                                 Treasurer


Accepted as of the date first
        above written:

Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
PaineWebber Incorporated
Prudential Securities Incorporated
Salomon Smith Barney Inc.
Banc of America Securities LLC
U.S. Bancorp Piper Jaffray Inc.

By:   MORGAN STANLEY & CO.  INCORPORATED


By:   /s/ Michael Fusco
      -----------------------------
      Name: Michael Fusco
      Title:   Vice President

                                    EXHIBIT A
                                    ---------

                               Form of Opinion of
                           Simpson Thacher & Bartlett

         (i) The Guarantor has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware and has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus.

         (ii) Each of the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture has been duly authorized, executed and delivered by the Guarantor, and the Original Indenture has been duly qualified under the Trust Indenture Act; and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, the Indenture constitutes a valid and legally binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms.

         (iii) The Bonds have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         (iv) The Guarantees have been duly authorized, executed and issued by the Guarantor and, assuming the authentication of the Bonds by the Trustee and upon payment for and delivery of the Bonds in accordance with this Agreement, will constitute valid and legally binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their respective terms.

         (v) The statements made in the Prospectus under the captions "Description of the Bonds and Parent Guaranty" and "Description of Debt Securities," insofar as they purport to constitute summaries of certain terms of the Bonds, the Guarantees and the Indenture specifically referred to therein, constitute accurate summaries of such terms in all material respects.

         (vi) This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

         (vii) No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Bonds and the Guarantees in the manner contemplated by this Agreement, except for the registration under the Securities Act of the Bonds and the Guarantees, and such consents, approvals, authorizations, registrations or qualifications as may be required  under state  securities or Blue Sky laws in connection  with
the  purchase  and   distribution  of  the  Bonds  and  the  Guarantees  by  the
Underwriters.

         (viii) Neither the Company nor the Guarantor is, and, after giving effect to the application of the proceeds of the sale of the Bonds as described in the Prospectus, neither the Company nor the Guarantor will be, required to register as an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

         (ix) The Registration Statement has become effective under the Securities Act, the Prospectus has been filed in accordance with Rule 424(b) of the rules and regulations of the Commission under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

         Such counsel may state that its opinion as set forth in paragraphs
(ii), (iii) and (iv) are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. In addition, such counsel shall also state that they have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement, the Prospectus or the documents incorporated by reference (collectively, the "Exchange Act Documents") and take no responsibility therefor, except as and to the extent set forth in paragraph (v) above, and in the course of the preparation by the Company and the Guarantor of the Registration Statement and the Prospectus (excluding the Exchange Act Documents), such counsel participated in conferences with certain officers and employees of the Company and the Guarantor, with representatives of the independent public accountants for the Company and the Guarantor and with counsel to the Company and the Guarantor. Such counsel may state that they did not prepare the Exchange Act Documents (other than the Form 8-Ks), however, such counsel reviewed the Exchange Act Documents with the Company and the Guarantor and with counsel to the Company and the Guarantor prior to their filing with the Commission, and, based upon such counsel's examination of the Registration Statement, the Prospectus and the Exchange Act Documents, such counsel's investigations made in connection with the preparation of Registration Statement and the Prospectus (excluding the Exchange Act Documents) and such counsel's participation in the conferences referred to above, (i) such counsel is of the opinion that the Registration Statement at the time such Registration Statement became effective and the Prospectus (excluding the Exchange Act Documents), as of August 19, 1999, complied as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder and that the Exchange Act Documents complied as to form when filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel may state that it expresses no opinion with respect to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statement, the Prospectus or the Exchange Act Documents, and (ii) such counsel has no reason to believe that the Registration Statement, at the time such Registration Statement became effective (including the Exchange Act Documents on file with the Commission on such effective date) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus (including the Exchange Act Documents) as of August 19, 1999 or as of the Closing Date contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel may state that it expresses no belief with respect to the financial statements and other financial or statistical data contained or incorporated by reference in the Registration Statement, the Prospectus or the Exchange Act Documents.

                  Insofar as the opinions expressed by such counsel relate to or are dependent upon matters governed by the laws of the State of Minnesota, such counsel may state that it has relied upon the opinion of the Office of the General Counsel of the Company, delivered to you concurrently with such counsel's opinion.

                                    EXHIBIT B
                                    ---------

                     Form of Opinion of the General Counsel
                        of the Guarantor and the Company

         (i) The Company has been duly incorporated, is validly existing and in good standing under the laws of the State of Minnesota with corporate power and corporate authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus and to perform its obligations under this Agreement, the Designated Indenture and the Bonds.

         (ii) The Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

         (iii) The Guarantor is duly qualified to transact business as a foreign corporation and is in good standing in the State of Minnesota.

         (iv) The Company is a "citizen of the United States" (as defined in
Section 40102(a)(15) of Title 49 of the United States Code) and is an air carrier operating under a certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo; there is in force with respect to the Company an air carrier operating certificate issued pursuant to Part 121 of the regulations under the Federal Aviation Act; all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Guarantor, indirectly through Old NWA Corp. and NWA Inc., each a Delaware corporation, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

         (v) To such counsel's knowledge, except as disclosed in the documents incorporated by reference in the Registration Statement and the Prospectus (the "Exchange Act Documents"), there are no statutes or regulations, or any pending or threatened legal or governmental proceedings, required to be described in the Prospectus that are not described as required, nor any contracts or documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.

         (vi) The execution and delivery by the Guarantor and the Company of this Agreement and the Indenture, the issuance and sale of the Bonds and the related Guarantees, the consummation by the Guarantor and the Company of the transactions contemplated by this Agreement and the Designated Indenture and compliance by the Company and the Guarantor with the terms hereof and thereof do not and will not result in any violation of the charter or by-laws of the Company or the Guarantor, and do not and will not result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantor under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument included or incorporated by reference as an exhibit to the Exchange Act Documents (except for such breaches, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect) or included as an exhibit to the Registration Statement (except for such breaches, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect), (B) any existing law, rule or regulation of the State of Minnesota or the United States of America applicable to the Company or the Guarantor (other than the securities or Blue Sky laws of the State of Minnesota, as to which such counsel need express no opinion), or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, known to such counsel and having jurisdiction over the Company or the Guarantor or any of their respective properties.

         (vii) Under any provision of law or regulation applicable to the Company or the Guarantor of the State of Minnesota or the United States of America, no authorization, approval, consent, order or license of or filing with or notice to any governmental agency or body or any court is required for the valid authorization, issuance and delivery of the Bonds or the related Guarantees, the valid authorization, execution and delivery by the Company and the Guarantor of, and the performance by the Company and the Guarantor of their respective obligations under, this Agreement and the Designated Indenture, except such as are required under the securities or Blue Sky laws of the State of Minnesota.

         (viii) This Agreement has been duly authorized, executed and delivered by the Company.

         (ix) The Designated Indenture has been duly authorized, executed and delivered by the Company; the Bonds have been duly authorized by requisite corporate action on the part of the Company and have been duly executed and issued by the Company.

         (x) The Exchange Act Documents (except for the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), as of the dates they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act.

         In addition, counsel shall state that such counsel or lawyers on his staff have participated in the preparation of the Registration Statement, the Prospectus and the Exchange Act Documents and have participated in conferences with certain officers and employees of the Company and the Guarantor, counsel employed by the Company and the Guarantor, representatives of the independent public accountants for the Company and the Guarantor, representatives of the Underwriters and counsel for the Underwriters, at which conferences the contents of the Registration Statement and Prospectus and related matters were discussed. Such counsel shall also state that, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Exchange Act Documents and has not made any independent check or verification thereof, on the basis of the participation of such counsel or lawyers on his staff in the conferences referred to above and their examination of the Registration Statement, the Prospectus and the Exchange Act Documents, nothing has come to such counsel's attention that leads him to believe that the Registration Statement, as of the effective date hereof (including the Exchange Act Documents on file with the Commission on such effective date) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus (including the Exchange Act Documents) as of its date or at the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion with respect to the financial statements, schedules and other financial data included or incorporated or deemed to be incorporated by reference in the Registration Statement or Prospectus or with respect to the Statement of Qualification on Form T-1.

                                   SCHEDULE I

         Underwriters                                                             Principal Amount

Morgan Stanley & Co. Incorporated.......................................                        $14,875,000
Goldman, Sachs & Co.....................................................                         14,800,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated......................                         14,800,000
PaineWebber Incorporated................................................                         14,800,000
Prudential Securities Incorporated......................................                         14,800,000
Salomon Smith Barney Inc................................................                         14,800,000
Banc of America Securities LLC..........................................                          9,250,000
U.S. Bancorp Piper Jaffray Inc..........................................                          9,250,000
ABN AMRO Incorporated...................................................                            750,000
A.G. Edwards & Sons, Inc................................................                            750,000
Bear, Stearns & Co.  Inc................................................                            750,000
Dain Rauscher Incorporated..............................................                            750,000
Deutsche Bank Securities Inc............................................                            750,000
Everen Securities, Inc..................................................                            750,000
First Union Capital Markets Corp........................................                            750,000
Schroder & Co.  Inc.....................................................                            750,000
SG Cowen Securities Corporation.........................................                            750,000
Advest, Inc.............................................................                            375,000
Robert W. Baird & Co.  Incorporated.....................................                            375,000
BB&T Capital Markets, A Division of Scott & Stringfellow................                            375,000
J.C. Bradford & Co......................................................                            375,000
Crowell, Weedon & Co....................................................                            375,000
Davenport & Company LLC.................................................                            375,000
Fahnestock & Co.  Inc...................................................                            375,000
Ferris, Baker Watts, Incorporated.......................................                            375,000
Fifth Third Securities, Inc.............................................                            375,000
First Albany Corporation................................................                            375,000
Gibraltar Securities Co.................................................                            375,000
Gruntal & Co., L.L.C....................................................                            375,000
Janney Montgomery Scott Inc.............................................                            375,000
John G. Kinnard and Company, Incorporated...............................                            375,000
Legg Mason Wood Walker, Incorporated....................................                            375,000
Mesirow Financial, Inc..................................................                            375,000
Miller, Johnson & Kuehn, Incorporated...................................                            375,000
Morgan Keegan & Company, Inc............................................                            375,000
Parker/Hunter Incorporated..............................................                            375,000
Pershing/A Division of Donaldson, Lufkin & Jenrette.....................                            375,000
Raymond James & Associates, Inc.........................................                            375,000
The Robinson-Humphrey Company, LLC......................................                            375,000


                                      B-5

Roney & Co..............................................................                            375,000
Southwest Securities, Inc...............................................                            375,000
Sterne, Agee & Leach, Inc...............................................                            375,000
Stifel, Nicolaus & Company, Incorporated................................                            375,000
Tucker Anthony Incorporated.............................................                            375,000
Wachovia Securities, Inc................................................                            375,000
Wedbush Morgan Securities...............................................                            375,000
Total...................................................................                       $125,000,000
                                                                                               ------------
                                                                                               ------------